UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 26, 2023
 ______________________
Dell Technologies Inc.
(Exact name of registrant as specified in its charter)
 ______________________

Delaware	001-37867	80-0890963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Dell Way
Round Rock,	Texas	78682
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (800) 289-3355
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class C Common Stock, par value $0.01 per share	DELL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition.

On March 2, 2023, Dell Technologies Inc. (the “Company” or “Dell”) issued a press release announcing its financial results for its fiscal quarter and fiscal year ended February 3, 2023. A copy of the press release is furnished as Exhibit 99.1 to this current report.

In accordance with General Instruction B.2 to Form 8-K, the information contained in this Item 2.02 and in Exhibit 99.1 to this current report is being “furnished” with the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under such section. Further, such information shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, unless specifically identified as being incorporated therein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On February 26, 2023, Thomas W. Sweet, Chief Financial Officer of the Company, notified the Company of his decision to retire from his position as Chief Financial Officer, in which position he served as the Company’s principal financial officer, effective as of August 4, 2023.

(c) On March 2, 2023, the Board of Directors appointed Yvonne McGill, who currently serves as the Company’s Corporate Controller, as the Company’s Chief Financial Officer, to succeed Mr. Sweet in that position and as the Company’s principal financial officer, effective as of August 5, 2023.

Ms. McGill, age 56, has served as the Company’s Corporate Controller since February 2020, where she has responsibility for accounting, tax, treasury and investor relations. Previously, Ms. McGill served as Chief Financial Officer and Senior Vice President, Infrastructure Solutions Group, from March 2018 to February 2020, and Senior Vice President, Global Financial Planning and Analysis, from August 2015 to March 2020. Since joining Dell in 1997, Ms. McGill served in various other finance leadership roles, including heading finance for the Company’s Asia-Pacific, Japan and China region. Before beginning her service with Dell, Ms. McGill worked at ManTech International Corporation, a company providing technology solutions and services to U.S. intelligence, defense and federal civilian agencies, and Price Waterhouse LLP, a professional services company. Ms. McGill serves on the board of directors of Applied Materials, Inc., an international materials engineering company.

The spouse of Ms. McGill, Bryan McGill, has been an employee of Dell since 1997. Since the beginning of the fiscal year ended February 3, 2023, the Company paid Mr. McGill total compensation of approximately $400,000, consisting of base salary and cash incentive compensation. Mr. McGill also received benefits generally available to all employees of Dell. The compensation for Mr. McGill was determined in accordance with the Company’s standard employment and compensation practices applicable to employees with similar responsibilities and positions.

Information referred to in Item 5.02(c)(3) of Form 8-K has not been determined as of the date of this report.

Item 9.01    Financial Statements and Exhibits.

(d)  Exhibits.

The following documents are herewith filed or furnished as exhibits to this report:

Exhibit Number	Description
99.1	Press Release of Dell Technologies Inc. dated March 2, 2023.
104	Cover Page Interactive Data File — the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2023	Dell Technologies Inc.
	By:	/s/ Christopher Garcia
Christopher Garcia Senior Vice President and Assistant Secretary
(Duly Authorized Officer)

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